Exhibit 99.1

Alpha and Omega Semiconductor Announces Updated Financial Guidance

-- September Quarter Results to Exceed Guidance and Consensus --

-- Several End Markets Seeing Accelerated Demand --

SUNNYVALE, Calif.--(BUSINESS WIRE)--October 5, 2020--Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq: AOSL) today announced that it is updating its financial guidance for the fiscal first quarter ended September 30, 2020.

The Company now expects revenue for the fiscal first quarter to be between $148 million and $152 million. This exceeds prior guidance of quarterly revenue of $134 million to $138 million and represents 25.6% to 29.0% year-over-year growth. GAAP and non-GAAP gross margins are expected to be around the high end of the respective prior guidance range. Due to the better-than-expected revenue, the Company expects bottom-line results to significantly exceed the current analyst consensus estimates.

AOS Chairman and Chief Executive Officer Dr. Mike Chang commented, “We are pleased that this fiscal year is off to a solid start, especially considering the still-challenging economic environment. Orders and shipments were surprisingly strong across most of our product categories, particularly computing and consumer applications. This was due to robust end market demand and industry-wide shortages. We are also pleased to see important new design wins starting to ramp, such as smartphone, graphic card and gaming. We believe this performance reflects the effectiveness of our strategy to consistently strengthen our product lines, diversify our applications, and closely partner with leading customers in each product category. I also want to recognize the dedication and persistence of our team in executing our strategies under a challenging and difficult environment affected by the ongoing COVID-19 pandemic. We will offer additional color on the September quarter’s financial results and the December quarter’s outlook during our upcoming earnings call.”

AOS plans to release its fiscal first quarter 2021 financial results by early November 2020. The selected financial results included in this press release are preliminary. Actual results are subject to the completion of the Company's quarter-end financial closing procedures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, graphic cards, flat-panel TVs, home appliances, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers, and telecommunications equipment. For more information, please visit www.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to updated financial guidance, including expected revenue and gross margin for the quarter ended September 30, 2020; market and customer demands; and new design wins. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business; our ability to successfully operate our joint venture in China; our ability to develop and succeed in the digital power business; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Contacts

For investor and media inquiries, please contact:

In the United States:
The Blueshirt Group
Ralph Fong
+1 (415) 489-2195
ralph@blueshirtgroup.com

In China:
The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com